News from

Buckeye

FOR IMMEDIATE RELEASE
                             Contacts:                               Steve Dean
Sr. Vice President
and Chief Financial Officer
901-320-8352

Daryn Abercrombie
Investor Relations
901-320-8908

Website:  www.bkitech.com
BUCKEYE TECHNOLOGIES THIRD QUARTER 2010 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN April 5, 2010 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, April 28, 2010 at 10:00 a.m. Central (11:00 Eastern) to discuss third quarter 2010 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.  The replay will be archived on these websites through May 28, 2010.

In addition, persons interested in listening by telephone may dial in at (800) 967-7138 within the United States.  International callers should dial (719) 325-2306. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 7646143.  This replay will be available until midnight May 12, 2010.

A press release will be issued via Business Wire after the market closes on April 27.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.